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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2000 (except as to Note 13, which is as of March 29, 2000) relating to the financial statements appearing on page F-1 of Superconductor Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 22, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



 /s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Los Angeles, California
October 23, 2000